Exhibit (j)(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of FundVantage Trust of each our reports dated November 27, 2019, relating to the financial statements and financial highlights, which appear in Gotham Absolute Return Fund, Gotham Enhanced Return Fund, Gotham Neutral Fund, Gotham Large Value Fund, Gotham Total Return Fund, Gotham Index Plus Fund, Gotham Index Plus All-Cap Fund, Gotham Enhanced Index Plus Fund, Gotham Enhanced S&P 500 Index Fund, Gotham Master Index Plus Fund, Gotham Absolute 500 Fund, Gotham Absolute 500 Core Fund, Gotham Enhanced 500 Fund, Gotham Enhanced 500 Plus Fund, Gotham Neutral 500 Fund, Gotham Hedged Plus Fund, Gotham Hedged Core Fund, Gotham Defensive Long Fund, Gotham Defensive Long 500 Fund, Gotham Short Strategies Fund, Gotham Master Neutral Fund, and Gotham ESG Large Value Fund’s Annual Reports on Form N-CSR for the year ended September 30, 2019. We also consent to the references to us under the headings: "Financial Statements", "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Philadelphia, PA
January 28, 2020